Exhibit 22.1

List of Subsidiary Guarantors

As of the date of the registration statement of which this Exhibit 22.1 is a part, the 3.000% Senior Notes due 2031 of National Health Investors, Inc. (the “Company”) were fully and unconditionally guaranteed, jointly and severally, by each of the following subsidiaries of the Company:

NHI/REIT, Inc.
Florida Holdings IV, LLC
NHI REIT of Alabama, L.P.
NHI/REIT of Florida, L.P.
NHI-REIT of Missouri, LP
NHI-REIT of Arizona, Limited Partnership
NHI-REIT of Georgia, L.P.
NHI-REIT of South Carolina, L.P.
NHI-REIT of California, LP
NHI-REIT of Idaho, L.P.
NHI-REIT of Virginia, L.P.
NHI/Anderson, LLC
NHI/Laurens, LLC
Texas NHI Investors, LLC
NHI-REIT of Oregon, LLC
NHI-REIT of Florida, LLC
NHI-REIT of Minnesota, LLC
NHI-REIT of Tennessee, LLC
NHI Selah Properties, LLC
NHI-REIT of Wisconsin, LLC
NHI-REIT of Ohio, LLC
NHI-REIT of Northeast, LLC
NHI-REIT of Washington, LLC
NHI-REIT of Maryland, LLC
NHI-REIT of Seaside, LLC
Myrtle Beach Retirement Residence LLC
Voorhees Retirement Residence LLC
NHI-REIT of Next House, LLC
NHI-REIT of Axel, LLC
NHI-REIT of Michigan, LLC
NHI-REIT of Bickford, LLC
NHI-REIT of North Carolina, LLC
NHI-REIT of TX-IL, LLC
NHI-REIT of Colorado, LLC
NHI-Bickford RE, LLC
NHI-SS TRS, LLC
NHI-REIT of Indiana, LLC
NHI-REIT of DSL PropCo, LLC
NHI-REIT of Oklahoma, LLC
NHI-Merrill I TRS, LLC
NHI-Discovery I TRS, LLC
NHI PropCo Member LLC
NHI-REIT of DSL PropCo II, LLC